INVESTMENT MANAGEMENT AGREEMENT

THIS AGREEMENT, made and entered into this 12 day of August 2008, by and between PRWT Services, Inc., a Corporation organized and existing under the laws of the Commonwealth of Pennsylvania and having its principal office in Philadelphia, PA, hereinafter referred to as the "Principal", and NexTier Bank, N.A., a national banking association organized and existing under the laws of the Commonwealth of Pennsylvania, d/b/a Radnor Trust Company, hereinafter referred to as the "Agent."

WHEREAS, the Principal may deliver property to the Agent at any time, which the Principal may instruct the Agent to hold in separate accounts, and this Agreement shall serve as the governing instrument for any such property; now therefore, the Principal and Agent hereby agree as follows:

ONE: The Principal hereby delivers into the custody of the Agent the property listed in Schedule "A" attached hereto and authorizes the Agent to do all acts reasonably necessary to carry out the provisions of this Agreement, hereby ratifying and confirming all such acts of the Agent performed in pursuance hereof. As to any third party, this Agreement shall be full authority to rely upon the act of the Agent in respect of all matters requiring the direction or consent of the Principal, without any duty upon such third party to inquire concerning the existence of such direction or consent. The authority vested in the Agent shall extend to any company with which it may consolidate or merge without notice from the Agent to the Principal.

15.

TWO: The Agent shall hold the said property, any additions thereto and any reinvestments thereof, shall collect the income therefrom, and shall disburse funds as the Principal may direct from time to time. The Agent may hold assets in the name of a nominee, in bearer form or in book entry form or in a clearing corporation or depository, so long as its records clearly indicate the assets are held on behalf of the Principal; the Agent shall vote all proxies unless directed otherwise by the Principal.

THREE: The Agent shall review from time to time the investments held hereunder and shall make such sales and purchases as it deems to be in the best interest of the Principal and in accordance with the investment objective(s) as may be agreed upon by and between the Principal and the Agent; PROVIDED, however, that the Agent shall not review any shares of its holding company and subsidiaries stock or the stock of any successor, but shall hold the same merely as custodian. The Agent shall furnish to the Principal a report on all investment transactions at such reasonable times as the Principal shall request.

FOUR: Within the limitations of Article THREE, the Agent may accept and retain assets in kind, invest in any kind of property, real or personal, or part interest therein, located in the United States or abroad, including interest-bearing accounts in or certificates issued by its own banking department, shares of any investment company affiliated with the Agent or to whom the Agent provides services, and securities underwritten by syndicates of which the Agent is a member but not purchased from the Agent, all statutory and other limitations as to the investment of funds, now or hereafter enacted or in force, being waived and may hold cash uninvested, awaiting distribution, without liability for interest thereon.

FIVE: The Agent shall furnish to the Principal monthly detailed statements of income, principal and investments and will furnish information pertaining to the assets held and the income collected as may be needed for Federal and State income tax purposes. The Principal agrees to accept monthly statements in lieu of any individual trade advices.

SIX: The Agent is saved harmless from all liability, loss and expense arising from and in connection with its administration of any account under this agreement, provided that all transactions and procedures performed have been carried out with due diligence and reasonable care. The Agent will not be responsible for the acts, omissions or solvency of any broker selected in good faith to handle any transaction pursuant to this Agreement.

SEVEN: The Agent shall be entitled to receive compensation for its services hereunder in accordance with its schedule in effect when the services are performed, which may be deducted from the property held hereunder.

EIGHT: This Agreement may be revoked in whole or in part by either the Principal or the Agent by giving thirty (30) days written notice to the other, whereupon the securities and other property as to which said revocation extends shall be delivered to the Principal or as the Principal shall direct in writing.

NINE: This Agreement shall be governed in all respects in accordance with the laws of the Commonwealth of Pennsylvania.

TEN: All directions from the Principal to the Agent, including revocations, shall be in writing signed by the Chairman and Chief Executive Officer of the Principal or such individuals as are designated by the Chairman. The Principal shall keep the Agent advised of the person(s) holdings such office(s), and the Agent is authorized to rely upon the last advice received.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby have hereunto set their hands and seals the day and year first above written.

WITNESS:

____

PRINCIPAL:

PRWT Services, Inc.

By: ______________________
Willie F. Johnson, Chairman and Chief Executive Officer

ATTEST:

____

AGENT:

NexTier Bank, N.A.,
d/b/a Radnor Trust Company

By: ______________________

SCHEDULE A

Investment Funds: Vanguard Short Term Investment Grade, Admiral shares, symbol VFSUX.

Management Fee: 17 basis points on assets under management. Fee subject to change if invested funds change or asset size declines below $5,000,000.

Fees billed pro rata monthly.

Investment account reports generated monthly but can be adjusted to be more frequently at PRWT's request.